Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM INDUSTRIES ANNOUNCES

2013 SECOND QUARTER FINANCIAL RESULTS

Revenues Increase 11% to $1.17 Billion, with Improving Organic Growth

Reported EPS $0.35; Adjusted EPS $0.36, up 20%

Raising Fiscal 2013 Guidance

Declares 189th Consecutive Quarterly Dividend

New York, NY – June 3, 2013 – ABM (NYSE:ABM), a leading provider of integrated facility solutions, today announced financial results for the fiscal 2013 second quarter that ended April 30, 2013.

	Three Months Ended			Six Months Ended
(in millions, except per share data)	April 30,		Increase	April 30,		Increase
(unaudited)	2013	2012	(Decrease)	2013	2012	(Decrease)
Revenues	$1,173.6	$1,057.2	11.0%	$2,355.7	$2,131.0	10.5%
Income from continuing operations	$19.3	$11.7	65.0%	$32.7	$22.4	46.0%
Income from continuing operations per diluted share	$0.35	$0.21	66.7%	$0.59	$0.41	43.9%
Adjusted income from continuing operations	$20.2	$16.3	23.9%	$34.9	$28.0	24.6%
Adjusted income from continuing operations per diluted share	$0.36	$0.30	20.0%	$0.63	$0.51	23.5%
Net income	$19.3	$11.7	65.0%	$32.7	$22.3	46.6%
Net income per diluted share	$0.35	$0.21	66.7%	$0.59	$0.41	43.9%
Net cash provided by operating activities	$49.3	$43.5	13.3%	$37.8	$55.5	(31.9)%
Adjusted EBITDA	$52.0	$40.5	28.4%	$90.6	$76.4	18.6%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations”, and “Adjusted income from continuing operations per diluted share” (or “Adjusted EPS”). Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Executive Summary:

•

Revenues were $1.17 billion in the second quarter of fiscal 2013, up 11.0% compared to $1.06 billion last year, due to $97.7 million in contributions from recent acquisitions and $28.8 million in organic growth from the Onsite businesses.

•	Janitorial, Facility Services, and Security segments achieved organic growth of 2.7%, 8.4%, and 3.0%, respectively, from new business and expansion of services with existing clients.

•	Adjusted income from continuing operations for the fiscal 2013 second quarter was $0.36 per diluted share, up 20.0%, compared to $0.30 per diluted share in the prior year.

•	Adjusted EBITDA increased 28.4% to $52.0 million as a result of contributions from recent acquisitions, one less working day versus the prior year, and new business.

•	Net cash from operations was $49.3 million for fiscal 2013 second quarter, a 13.3% increase compared to net cash from operations of $43.5 million for the same period last year.

•	Outstanding borrowings under the Company’s credit facility decreased by $39 million in the second quarter to $384 million.

Second Quarter Results and Recent Events

“We are very pleased with our second quarter performance, which highlights our success in driving top and bottom line growth,” said ABM’s president and chief executive officer Henrik Slipsager. “Our 11% increase in revenue was due to the strength of our acquired businesses and organic growth from our Janitorial, Facility Services and Security segments. I am encouraged by the fact Janitorial surpassed 2% organic growth and Facility Services achieved another quarter above 8%. Sales in the Building & Energy Solutions segment increased 8.4% due to acquisitions. With recent project wins, a strong sales pipeline, and an improving economy, the Company is well positioned for sustained growth. We were recently selected as the official cleaning services partner of The O2 in London, one of the world’s largest and most notable entertainment destinations. In addition, during the second quarter, we entered into a joint venture with Building Energy, an Italian-based independent power producer, significantly expanding our solar and distributed energy capabilities in large-scale commercial and utility-scale solar power markets.”

Slipsager continued, “Adjusted income from continuing operations improved $3.9 million, or nearly 24%, due to contributions from the recent acquisitions and new sales. As expected, we received an approximately $0.04 per diluted share benefit from lower labor expense as a result of one less working day in the second quarter of fiscal 2013, although this was largely offset by a higher tax rate of 39.2% compared to 33.3% in the second quarter of 2012. The quarter also generated over 28% growth in Adjusted EBITDA, which increased to $52.0 million compared to $40.5 million in the year-ago quarter. On a reported basis, we achieved a 65% increase in net income, partially due to a $3.2 million after-tax reduction in legal fees compared to the prior year.”

James Lusk, executive vice president and chief financial officer, added, “The Company’s strong cash flow generation in the second quarter, which on a year-over-year basis was up 13% to $49.3 million, enabled us to reduce debt levels and we ended the second quarter with $384 million of borrowings under our credit facility, down $39 million from $423 million in the prior quarter.”

Interest expense for the second quarter of fiscal 2013 was $3.0 million, an increase from $2.4 million in the second quarter of 2012 due to higher average borrowings on the Company’s credit facility to fund recent acquisitions.

The effective tax rate for the second quarter of fiscal 2013 was 39.2%, compared to 33.3% in the same period last year, primarily due to discrete adjustments for employment-based tax credits recognized during the second quarter of fiscal 2012.

Slipsager concluded, “We are continuing to lay the foundation for more revenue and profit growth in the future and look forward to sequential improvement in the back half of the year, particularly in the fourth quarter. Our recently acquired businesses are exceeding expectations and we are leveraging these investments and our core businesses to pursue growth opportunities in new sales, vertical markets and client expansion. With our efforts to rebrand and realign the business to better capture these market opportunities and increase productivity, our team is making progress collaborating on sales leads and in cross selling our services, particularly in the South Central region, where the integration and consolidation initiatives are well underway. We expect to begin reorganizing our Northeastern and Midwest markets in the third quarter and remain on track to reduce expenses by $3.5 million to $4.0 million in fiscal 2013. As previously communicated, we are investing these savings in our sales organization and in key initiatives we have developed to drive future growth.”

Six Months Results

The Company reported revenues for the six months ended April 30, 2013 of $2.36 billion, which represents a 10.5% increase compared to year-ago revenues of $2.13 billion. The growth was driven by a combination of $198.0 million from the recent acquisitions and organic growth in the first half of fiscal 2013 in the Janitorial, Facility Services, and Security segments.

Income from continuing operations for the first six months of fiscal year 2013 was $32.7 million, or $0.59 per diluted share, compared to $22.4 million, or $0.41 per diluted share, for the first six months of fiscal year 2012.

Adjusted income from continuing operations for the first half of fiscal year 2013 was $34.9 million, or $0.63 per diluted share, compared to $28.0 million, or $0.51 per diluted share, for the first six months of fiscal year 2012. The increase of $6.9 million is the result of higher revenue primarily from acquisitions and an improvement in operating margins from lower expenses.

Dividend

The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.15 per common share payable on August 5, 2013 to stockholders of record on July 5, 2013. This will be ABM’s 189th consecutive quarterly cash dividend.

Guidance

Based on year-to-date performance and outlook for the balance of the year, the Company is raising guidance for fiscal year 2013. The Company now anticipates income from continuing operations of $1.21 to $1.31 per diluted share and adjusted income from continuing operations of $1.40 to $1.50 per diluted share.

Earnings Webcast

On Tuesday, June 4, at 8:30 a.m. (EDT), ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=130124

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID #72874049.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues exceeding $4 billion and 100,000 employees in over 350 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes — from schools and hospitals to the largest and most complex facilities, such as manufacturing plants and major airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical market strategy, may not generate the growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business, as well as our profitability; (4) increases in costs that we cannot pass on to clients could affect our profitability; (5) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (6) we primarily provide our services pursuant to agreements that are cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we are at risk of losses and adverse publicity stemming from any accident or other incident involving our airport operations; (9) our international business exposes us to additional risks; (10) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations or the improper conduct of joint venture employees, partners, or agents; (11) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, or cash flows; (12) we are subject to a number of procurement rules and regulations relating to our business with the U.S. Government and if we fail to comply with those rules, our business and our reputation could be adversely affected; (13) negative or unexpected tax consequences could adversely affect our results of operations; (14) we are subject to business continuity risks associated with centralization of certain administrative functions; (15) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (16) deterioration in economic conditions in general could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (17) a variety of factors could adversely affect the results of operations of our building and energy services business; (18) financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results; (19) our ability to operate and pay our debt obligations depends upon our access to cash; (20) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (21) uncertainty in the credit markets may negatively impact our costs of borrowing, our ability to collect receivables on a timely basis, and our cash flow; (22) we incur accounting and other control costs that reduce profitability; (23) sequestration under the Budget Control Act of 2011 or alternative measures that may be adopted in lieu of sequestration may negatively impact our business; (24) any future increase in our level of debt or in interest rates could affect our results of operations; (25) an impairment charge could have a material adverse effect on our financial condition and results of operations; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) federal health care reform legislation may adversely affect our business and results of operations; (28) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (29) labor disputes could lead to loss of revenues or expense variations; (30) we participate in multiemployer pension plans which, under certain circumstances, could result in material liabilities being incurred; and (31) natural disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012 and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the second quarter and six months of fiscal years 2013 and 2012. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the second quarter and six months of fiscal years 2013 and 2012. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

###

Contact:

Investors & Analysts: David Farwell	Media: Chas Strong
(212) 297-9792	(770) 953-5072
dfarwell@abm.com chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands, except per share data)	2013	2012	(Decrease)
Revenues	$1,173,617	$1,057,244	11.0%
Expenses
Operating	1,048,213	947,916	10.6%
Selling, general and administrative	84,482	85,164	(0.8)%
Amortization of intangible assets	7,305	5,301	37.8%

Total expenses	1,140,000	1,038,381	9.8%

Operating profit	33,617	18,863	78.2%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	*NM
Income from unconsolidated affiliates, net	1,133	1,501	(24.5)%
Interest expense	(3,033)	(2,441)	24.3%

Income from continuing operations before income taxes	31,717	17,610	80.1%
Provision for income taxes	(12,443)	(5,863)	112.2%

Income from continuing operations	19,274	11,747	64.1%
Loss from discontinued operations, net of taxes	—	(35)	*NM

Net income	$19,274	$11,712	64.6%

Net income per common share—basic
Income from continuing operations	$0.35	$0.22	59.1%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.35	$0.22	59.1%

Net income per common share—diluted
Income from continuing operations	$0.35	$0.21	66.7%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.35	$0.21	66.7%

* Not meaningful

Weighted-average common and common equivalent shares outstanding
Basic	54,705	53,944
Diluted	55,804	54,963
Dividends declared per common share	$0.150	$0.145

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands, except per share data)	2013	2012	(Decrease)
Revenues	$2,355,740	$2,131,029	10.5%
Expenses
Operating	2,116,092	1,914,336	10.5%
Selling, general and administrative	172,231	169,184	1.8%
Amortization of intangible assets	14,494	10,850	33.6%

Total expenses	2,302,817	2,094,370	10.0%

Operating profit	52,923	36,659	44.4%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	*NM
Income from unconsolidated affiliates, net	2,328	4,633	(49.8)%
Interest expense	(6,343)	(5,275)	20.2%

Income from continuing operations before income taxes	48,908	35,704	37.0%
Provision for income taxes	(16,252)	(13,317)	22.0%

Income from continuing operations	32,656	22,387	45.9%
Loss from discontinued operations, net of taxes	—	(45)	*NM

Net income	$32,656	$22,342	46.2%

Net income per common share—basic
Income from continuing operations	$0.60	$0.42	42.9%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.60	$0.42	42.9%

Net income per common share—diluted
Income from continuing operations	$0.59	$0.41	43.9%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.59	$0.41	43.9%

* Not meaningful

Weighted-average common and common equivalent shares outstanding
Basic	54,615	53,721
Diluted	55,650	54,728
Dividends declared per common share	$0.300	$0.290

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(In thousands)	2013	2012
Net cash provided by continuing operating activities	$49,313	$42,590
Net cash provided by discontinued operating activities	—	941

Net cash provided by operating activities	$49,313	$43,531

Purchase of businesses, net of cash acquired	(4,150)	—
Other	(932)	(3,838)

Net cash used in investing activities	$(5,082)	$(3,838)

Proceeds from exercises of stock options (including income tax benefit)	$1,302	$5,856
Dividends paid	—	(7,833)
Borrowings from line of credit	170,000	192,000
Repayments of borrowings from line of credit	(209,000)	(219,000)
Changes in book cash overdrafts	(4,158)	(2,955)
Other	(895)	—

Net cash used in financing activities	$(42,751)	$(31,932)

	Six Months Ended April 30,
(In thousands)	2013	2012
Net cash provided by continuing operating activities	$37,826	$54,379
Net cash provided by discontinued operating activities	—	1,143

Net cash provided by operating activities	$37,826	$55,522

Purchase of businesses, net of cash acquired	(191,987)	—
Other	(4,919)	(15,082)

Net cash used in investing activities	$(196,906)	$(15,082)

Proceeds from exercises of stock options (including income tax benefit)	$2,047	$8,097
Dividends paid	(16,054)	(15,579)
Deferred financing costs paid	—	(14)
Borrowings from line of credit	595,000	404,000
Repayment of borrowings from line of credit	(426,000)	(438,000)
Changes in book cash overdrafts	451	—
Other	(1,917)	—

Net cash provided by (used in) financing activities	$153,527	$(41,496)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	April 30,	October 31,
(In thousands)	2013	2012
Assets
Cash and cash equivalents	$37,906	$43,459
Trade accounts receivable, net	638,355	561,317
Notes receivable and other	38,058	43,960
Prepaid expenses	57,597	46,672
Prepaid income taxes	1,270	385
Deferred income taxes, net	38,520	43,671
Insurance recoverables	9,870	9,870

Total current assets	821,576	749,334

Insurance deposits	28,478	31,720
Other investments and long-term receivables	3,910	5,666
Investments in unconsolidated affiliates, net	15,582	14,863
Investments in auction rate securities	12,994	17,780
Property, plant and equipment, net	70,396	59,909
Other intangible assets, net	156,488	109,138
Goodwill	863,246	751,610
Noncurrent deferred income taxes, net	10,035	17,610
Noncurrent insurance recoverables	54,691	54,630
Other assets	38,994	38,898

Total assets	$2,076,390	$1,851,158

Liabilities
Trade accounts payable	$132,423	$130,410
Accrued liabilities
Compensation	129,510	121,855
Taxes—other than income	26,312	19,437
Insurance claims	82,848	80,192
Other	98,930	95,473
Income taxes payable	6,434	8,450

Total current liabilities	476,457	455,817

Noncurrent income taxes payable	31,286	27,773
Line of credit	384,000	215,000
Retirement plans and other	42,027	38,558
Noncurrent insurance claims	267,887	263,612

Total liabilities	1,201,657	1,000,760

Stockholders’ equity	874,733	850,398

Total liabilities and stockholders’ equity	$2,076,390	$1,851,158

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$609,229	$593,447	2.7%
Facility Services	147,383	135,911	8.4%
Parking	151,626	152,680	(0.7)%
Security	91,536	88,890	3.0%
Building & Energy Solutions	93,901	86,639	8.4%
Other	79,767	—	*NM
Corporate	175	(323)	(154.2)%

Total revenues	$1,173,617	$1,057,244	11.0%

Operating Profit
Janitorial	$37,079	$33,494	10.7%
Facility Services	6,134	4,399	39.4%
Parking	6,134	6,092	0.7%
Security	2,100	1,012	107.5%
Building & Energy Solutions	2,523	2,643	(4.5)%
Other	2,914	—	*NM
Corporate	(22,070)	(28,116)	(21.5)%
Adjustment for income from unconsolidated affiliates, net included in Facility Services and Building & Energy Solutions	(1,197)	(661)	81.1%

Total operating profit	33,617	18,863	78.2%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	*NM
Income from unconsolidated affiliates, net	1,133	1,501	(24.5)%
Interest expense	(3,033)	(2,441)	24.3%

Income from continuing operations before income taxes	31,717	17,610	80.1%

Provision for income taxes	(12,443)	(5,863)	112.2%

Income from continuing operations	$19,274	$11,747	64.1%

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$1,214,748	$1,187,787	2.3%
Facility Services	303,830	280,516	8.3%
Parking	302,863	306,130	(1.1)%
Security	188,209	180,872	4.1%
Building & Energy Solutions	181,883	175,807	3.5%
Other	163,747	—	*NM
Corporate	460	(83)	(654.2)%

Total revenues	$2,355,740	$2,131,029	10.5%

Operating Profit
Janitorial	$66,153	$64,002	3.4%
Facility Services	12,275	10,486	17.1%
Parking	10,957	10,842	1.1%
Security	3,768	1,857	102.9%
Building & Energy Solutions	3,319	3,933	(15.6)%
Other	4,902	—	*NM
Corporate	(46,014)	(52,788)	(12.8)%
Adjustment for income from unconsolidated affiliates, net included in Facility Services and Building & Energy Solutions	(2,437)	(1,673)	45.7%

Total operating profit	52,923	36,659	44.4%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	*NM
Income from unconsolidated affiliates, net	2,328	4,633	(49.8)%
Interest expense	(6,343)	(5,275)	20.2%

Income from continuing operations before income taxes	48,908	35,704	37.0%

Provision for income taxes	(16,252)	(13,317)	22.0%

Income from continuing operations	$32,656	$22,387	45.9%

*	Not meaningful

ABM Industries Incorporated and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(Unaudited)

(in thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2013	2012	2013	2012
Reconciliation of Adjusted Income from Continuing Operations to Net Income
Adjusted income from continuing operations	$20,159	$16,251	$34,851	$28,037
Items impacting comparability, net of taxes	(885)	(4,504)	(2,195)	(5,650)

Income from continuing operations	19,274	11,747	32,656	22,387
Loss from discontinued operations, net of taxes	—	(35)	—	(45)

Net income	$19,274	$11,712	$32,656	$22,342

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$20,159	$16,251	$34,851	$28,037
Items impacting comparability:
Corporate initiatives and other (a)	—	(945)	—	(2,371)
Rebranding (b)	(349)	(759)	(709)	(1,490)
U.S. Foreign Corrupt Practices Act investigation (c)	(135)	(855)	(356)	(2,728)
Gain from equity investment (d)	—	846	—	2,927
Auction rate security credit loss	—	(313)	—	(313)
Acquisition costs	(428)	(147)	(748)	(147)
Litigation and other settlements	—	(5,390)	(63)	(5,390)
Restructuring (e)	(538)	—	(1,722)	—

Total items impacting comparability	(1,450)	(7,563)	(3,598)	(9,512)
Benefit from income taxes	565	3,059	1,403	3,862

Items impacting comparability, net of taxes	(885)	(4,504)	(2,195)	(5,650)

Income from continuing operations	$19,274	$11,747	$32,656	$22,387

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$52,014	$40,500	$90,607	$76,413
Items impacting comparability	(1,450)	(7,563)	(3,598)	(9,512)
Loss from discontinued operations, net of taxes	—	(35)	—	(45)
Provision for income taxes	(12,443)	(5,863)	(16,252)	(13,317)
Interest expense	(3,033)	(2,441)	(6,343)	(5,275)
Depreciation and amortization	(15,814)	(12,886)	(31,758)	(25,922)

Net income	$19,274	$11,712	$32,656	$22,342

Reconciliation of Adjusted Income from Continuing Operations per Diluted

  Share to Income from Continuing Operations per Diluted Share (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2013	2012	2013	2012
Adjusted income from continuing operations per diluted share	$0.36	$0.30	$0.63	$0.51
Items impacting comparability, net of taxes	(0.01)	(0.09)	(0.04)	(0.10)

Income from continuing operations per diluted share	$0.35	$0.21	$0.59	$0.41

Diluted shares	55,804	54,963	55,650	54,728

(a)	Corporate initiatives and other includes the integration costs associated with The Linc Group acquisition on December 1, 2010 and data center consolidation costs.
(b)	Represents costs related to the Company’s branding initiative.
(c)	Includes legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(d)	The Company’s share of a gain associated with property sales completed by one of its investments in a low income housing partnership.
(e)	Restructuring costs associated with realignment of our infrastructure and operations.

ABM Industries Incorporated and Subsidiaries

Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to

Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2013

	Year Ending October 31, 2013
	Low Estimate	High Estimate
	(per diluted share)
Adjusted income from continuing operations per diluted share	$1.40	$1.50
Adjustments to income from continuing operations (a)	$(0.19)	$(0.19)

Income from continuing operations per diluted share	$1.21	$1.31

(a)	Adjustments to income from continuing operations include rebranding costs, restructuring costs associated with realignment of our infrastructure and operations, certain legal settlements and other unique items impacting comparability.